UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 26, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On February 26, 2018, the Board of Directors (the “Board”) of German American Bancorp, Inc. (the “Company”), by the vote of the members of the Board who are not “interested directors” within the meaning of NASDAQ rules, established the balanced scorecards for each of the executive officers of the Company who were individually named in the Company’s compensation disclosures in its most recent annual meeting proxy statement (the “Participating Officers”) that, taken together, constitute the Company’s Management Incentive Plan as extended for 2018 for such executive officers, all as recommended by the Compensation/Human Resources Committee of the Board (the “Committee”). The officers who will participate in the Management Incentive Plan for 2018, are Mark A. Schroeder (Chairman and Chief Executive Officer), Clay W. Ewing (President), Bradley M. Rust (Executive Vice President, Senior Administrative Officer and Chief Financial Officer), Randall L. Braun (Executive Vice President and Chief Retail Banking and Development Officer), Keith A. Leinenbach (Executive Vice President and Chief Credit Officer) and D. Neil Dauby (Executive Vice President and Chief Commercial Banking Officer).

Each “balanced scorecard” establishes specific corporate and shareholder-related performance goals balanced by the officer’s area of responsibility and his expected individual level of contribution to the Company’s achievement of its corporate goals. These balanced scorecards describe potential awards based on performance for 2018 only (“short-term awards”) and on performance for the three-years ending December 31, 2018 (“long-term awards”), as follows:

Potential Short-Term Cash Incentive Awards

Under the Management Incentive Plan, the Company pays additional compensation in the form of annual cash incentive awards to its Participating Officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards. At the February 26th meeting, the Board established the criteria for the award of short-term cash incentive payments for the six Participating Officers. In the case of each performance criterion, credit is awarded at 100% if the performance criterion is met at the target level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum). Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

Potential short-term cash incentive awards for the Participating Officers will be determined by their individual scorecards as percentages of their 2018 base salaries, based on the extent to which targeted levels of 2018 performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2018 Short-Term Award as Percentage of 2018 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Rust	17.5%	35%	70%
Mr. Braun	15%	30%	60%
Mr. Leinenbach	15%	30%	60%
Mr. Dauby	15%	30%	60%

Cash incentive award entitlements, if any, for services during 2018 under the scorecards will be earned by each of the Participating Officers based on the extent to which targeted levels of performance are met or exceeded with respect to the following components:

•	formula assessments of 2018 corporate performance, and

•	judgmental assessments of individual performance during 2018.

Corporate Performance Component

For 2018, the short-term corporate performance criteria specified by the scorecards of each of the six Participating Officers are the following measures of income, revenue, balance sheet growth, and asset quality, weighted as a percentage of each of their total short-term performance measures, as follows:

Fully-diluted earnings per share (EPS) growth	25%
Efficiency ratio	10%
Growth in core organic deposits and repurchase agreements	15%
Growth in core organic taxable loans	20%
Average ratio of non-performing assets to total assets	10%

Individual Performance Component

For 2018, the individual performance criteria for each Participating Officer (weighted as 20% of their respective total short-term performance measures) will be satisfied through the judgmental assessment of his respective overall job performance during 2018 (threshold achievement being good, target achievement being very good, and maximum achievement being outstanding).

Expected Degree of Difficulty, on Balance, of Achieving Targeted Performance Levels

The targeted levels of achievement for the corporate financial metrics described above were established at levels that the Committee and Board believed were reasonable levels of corporate performance, considering factors that included the past performance and the Company’s best estimates for 2018. When setting the target level for each corporate measure, however, the Company did not necessarily attempt to tie that level to the Company’s expectations for 2018; therefore, some of the measures require the achievement of greater-than-expected corporate performance at the targeted level, and some will reward achievement of lesser-than-expected corporate performance at the targeted level. Overall, however, and on a balanced approach when weighting all of the formula and judgmental performance factors (income statement, balance sheet, and personal) in accordance with the scorecard weights, the Company believes that the target levels are appropriately challenging yet reasonable attainable by each of its executives participating in the 2018 Management Incentive Plan.

Vesting and Clawback Potential

Amounts payable in respect of 2018 short-term cash incentive awards will vest in periodic installments throughout 2019, if the recipient has continued to be employed by the Company as of each installment vesting date (subject to certain exceptions), and may be recouped by the Company in the event of certain material financial restatements of its performance metrics or other circumstances, in the Committee’s discretion.

2018 Net Income Trigger

Notwithstanding the satisfaction of one or all of the other performance measures outlined above, no short-term cash incentive award will be payable by the Company unless the Company’s consolidated net income for 2018 is at least $37,500,000.

Potential Long-Term Incentive Awards

Long-term incentive (LTI) Awards are established by the Management Incentive Plan upon recommendation of the Committee based upon the executive officer’s level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established. At the February 26th meeting, the Board established potential long-term incentive awards for its Participating Officers as percentages of their 2018 base salary based on the extent to which targeted levels of three-year performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2018 Long-Term Award as Percentage of 2018 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Rust	17.5%	35%	70%
Mr. Braun	15%	30%	60%
Mr. Leinenbach	15%	30%	60%
Mr. Dauby	15%	30%	60%

LTI award targets for services during the three-year period ending December 31, 2018 under the scorecards are based on the following selected long-term corporate performance criteria, each as benchmarked against the Company’s average of its percentile rankings for such criteria over each of the three years ending December 31, 2018, with each year’s percentile ranking computed against that year’s custom Midwest publicly-held banking company peer group:

•	return on equity (50% weight), and

•	fully-diluted earnings per common share growth (50% weight).

For purposes of benchmarking the Company’s three-year average of its percentile rankings for the above criteria:

•
For the return on equity component, the threshold average percentile ranking was fixed at the 70th percentile, the target was at the 80th percentile, and the maximum was at the 90th percentile (the Company’s actual percentile rankings with respect to this component for 2016 and 2017 were the 87th and 90th (as adjusted, as described below) percentiles, respectively).

•	For the fully-diluted earnings per common share growth component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 65th percentile, and the maximum was at the 75th percentile (the Company’s actual percentile rankings with respect to this component for 2016 and 2017 were the 47th and 60th (as adjusted, as described below) percentiles, respectively).

In the case of each of the two LTI award performance criteria, credit is awarded at 100% if the performance criterion is met at the target level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum). Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

The Company intends to satisfy any LTI award that is deemed earned for 2018 by (a) issuing common shares of the Company (the transferability of which will be restricted pending satisfaction of a continuing employment vesting requirement) that have a market value (based on the market value of unrestricted Company common shares as of the stock issuance date in 2019) of approximately 60% of the dollar amount of the LTI award (rounded up to the nearest 30-share block) and (b) granting the award recipient the right to receive cash payments (vesting over the same continuing employment period) equal in total amount to approximately 40% of the dollar amount of the LTI award.

Vesting and Clawback Potential

Amounts of Company stock and cash payable in respect of LTI awards for the three-year period ended December 31, 2018 will vest in one-third installments on December 5 of each of the years 2019, 2020 and 2021, if the recipient has continued to be employed by the Company as of each such vesting date (subject to certain exceptions). Any such amounts may be recouped by the Company in the event of certain material financial restatements of its performance metrics or other circumstances, in the Committee’s discretion.

2018 Net Income Trigger

Notwithstanding the satisfaction of one or both of the LTI award targets outlined above, no LTI award will be payable by the Company unless the Company’s consolidated net income for 2018 is at least $37,500,000.

Merger Related Adjustments

For purposes of 2016 performance, the merger related expenses of the Company resulting from the Company’s March 31, 2016 merger with River Valley Bancorp were eliminated from the calculation of the Company’s earnings-based measures included in the long-term components of each such Participating Officer’s balanced scorecard.  Similarly, for purposes of comparing the Company to its previously established peer group of Midwest publicly-traded banks, each peer group member who also completed a similar whole bank merger transaction during 2016 was removed from the group when benchmarking the Company’s relative performance against such peers in the determination of long-term incentive awards (the criteria for which is earnings per share growth and return on equity).  These adjustments were made to more effectively align management incentives with the Company’s strategy to continue the expansion of its business through acquisitions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
By:	/s/ Mark A Schroeder
Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated: March 2, 2018